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                            CERTIFICATE OF AMENDMENT
                                       OF
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          DATA BROADCASTING CORPORATION

     Data Broadcasting Corporation, a corporation organized under the laws of the State of Delaware (the "CORPORATION"), pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware, as amended (the "ACT"), DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors held on February 14, 2001 a resolution was duly adopted setting forth a proposed amendment (the "AMENDMENT") to the Amended and Restated Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on June 12, 1992 (the "CERTIFICATE"), declaring said Amendment advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed Amendment is as follows:

     RESOLVED: The Certificate is hereby amended by striking out Article 1 thereof and substituting in lieu of said Article the following new Article:

          "1. The name of the corporation is Interactive Data Corporation (the "Corporation").

     SECOND: That thereafter, the annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware (the "Act"), at which meeting the necessary number of shares required by statute were voted in favor of the Amendment.

     THIRD: That the Amendment has been duly adopted in accordance with the provisions of Section 242 of the Act.

     IN WITNESS WHEREOF, the Corporation, for purposes of amending the Certificate pursuant to the Act, does make, file and record this Amendment to the Amended and Restated Certificate of Incorporation of Data Broadcasting Corporation, and does hereby certify under the penalties of perjury that the facts herein stated are true, and has caused this Amendment to be executed by Stuart J. Clark, its President and Chief Executive Officer, this 15th day of June, 2001.

                                        DATA BROADCASTING CORPORATION

                                        By: /s/ STUART J. CLARK
                                           --------------------------------
                                           Name:   Stuart J. Clark
                                           Title:  President and
                                                   Chief Executive Officer